Exhibit 99.1











                               AGWAY ENERGY GROUP

            (AGWAY ENERGY PRODUCTS, LLC, AGWAY ENERGY SERVICES, INC.

                      AND AGWAY ENERGY SERVICES - PA, INC.)

                     UNAUDITED COMBINED FINANCIAL STATEMENTS

                               AGWAY ENERGY GROUP
          (AGWAY ENERGY PRODUCTS, LLC, AGWAY ENERGY SERVICES, INC. AND
                        AGWAY ENERGY SERVICES - PA, INC.)
                    COMBINED STATEMENTS OF FINANCIAL POSITION
                                    UNAUDITED
                             (Thousands of Dollars)

                                     ASSETS
                                                                        Sept. 30,         June 30,
                                                                          2003              2003
                                                                      -------------    --------------
Current assets:
     Cash                                                             $       3,875    $        4,180
     Trade receivables, less allowance for doubtful
         accounts of $2,261, and $2,236,  respectively                       49,741            57,579
     Lease receivables, current                                                   0               263
     Inventories                                                             13,555            12,150
     Deferred tax assets                                                      2,259             2,259
     Prepaid expenses and other current assets                               17,025             8,009
                                                                      -------------    --------------
              Total current assets                                           86,455            84,440

Lease receivables                                                                 0               676
Receivable from Agway Inc.                                                   19,744            12,723
Properties and equipment, net                                                78,574            78,567
Intangible assets, net                                                          367               388
                                                                      -------------    --------------
                                                                      $     185,140    $      176,794
                                                                      =============    ==============

                         LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
     Current installment of long-term debt                            $          25    $           25
     Accounts payable                                                        15,915            13,344
     Trade receivables with credit balances                                  37,720            18,821
     Other current liabilities                                               27,327            35,523
                                                                      -------------    --------------
              Total current liabilities                                      80,987            67,713

Long-term debt                                                                   25                25

Deferred tax liabilities                                                     13,234            12,849
Insured claims deductible reserve                                            10,361            10,361
Environmental reserve                                                         4,533             4,533
                                                                      -------------    --------------
              Total liabilities                                             109,140            95,481

Commitments and contingencies (Note 5)

Combined equity:
      Common stock (AES), $1 par value; 1,000 shares
        authorized;1,000 issued and outstanding                                   1                 1
     Common stock (AES -PA), $1 par value; 1,000 shares
        authorized; 1,000 issued and outstanding                                  1                 1
     Retained earnings (AES and AES-PA)                                       2,513             2,357
     Accumulated other comprehensive income                                   1,356               779
     Member's equity (AEP)                                                   72,129            78,175
                                                                      -------------    --------------
         Combined equity                                                     76,000            81,313
                                                                      -------------    --------------
              Total liabilities and combined equity                   $     185,140    $      176,794
                                                                      =============    ==============

    The accompanying notes are an integral part of the financial statements.


                               AGWAY ENERGY GROUP
          (AGWAY ENERGY PRODUCTS, LLC, AGWAY ENERGY SERVICES, INC. AND
                        AGWAY ENERGY SERVICES - PA, INC.)
           COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 THREE MONTHS ENDED SEPTEMBER 30, 2003, AND 2002
                                    UNAUDITED
                             (Thousands of Dollars)
                        -----------------------------------


                                                                                        2003              2002
                                                                                    -------------    --------------
Product sales                                                                       $      96,015    $       81,017
Service and equipment revenue                                                              15,583            17,564
                                                                                    -------------    --------------
     Total sales and revenue                                                              111,598            98,581

Cost of product sold                                                                       79,824            70,547
Operating expenses                                                                         36,461            34,768
Selling, general and administrative expenses                                                4,438             4,247
Interest expense, net                                                                       1,125             1,142
Other income, net                                                                            (182)             (299)
                                                                                    -------------    --------------
Loss before income taxes                                                                  (10,068)          (11,824)
Benefit from income taxes                                                                   4,178             4,934
                                                                                    -------------    --------------

         Net loss                                                                   $      (5,890)   $       (6,890)

Other comprehensive income, net of tax:
     Commodity instrument cash flow hedges:
     Unrealized holding gains arising during period, net of tax
         expense of $187 and $2,655, respectively                                             280             3,982
     Reclassification adjustment for gains (losses) included in net earnings,
         net of tax expense of $197 and $(307), respectively                                  297              (460)
                                                                                    -------------    --------------
     Other comprehensive income                                                               577             3,522
                                                                                    -------------    --------------
         Comprehensive loss                                                         $      (5,313)   $       (3,368)
                                                                                    =============    ==============



    The accompanying notes are an integral part of the financial statements.


                               AGWAY ENERGY GROUP
          (AGWAY ENERGY PRODUCTS, LLC, AGWAY ENERGY SERVICES, INC. AND
                        AGWAY ENERGY SERVICES - PA, INC.)
                        COMBINED STATEMENTS OF CASH FLOW
                 THREE MONTHS ENDED SEPTEMBER 30, 2003, AND 2002
                                    UNAUDITED
                             (Thousands of Dollars)
                        ---------------------------------


                                                                           2003              2002
                                                                       -------------    --------------
Cash flows from operating activities:
     Net loss                                                          $      (5,890)   $       (6,890)
     Adjustments to reconcile net loss to net cash
         from operating activities:
         Depreciation and amortization                                         1,777             1,704
         Gain on disposition of properties and equipment                         (36)              (39)
     Changes in assets and liabilities:
         Trade and other receivables                                           8,777             3,864
         Inventories                                                          (1,405)           (2,962)
         Other assets                                                         (9,016)           (8,697)
         Accounts payable                                                      2,574             1,176
         Other liabilities                                                    11,665            15,155
                                                                       -------------    --------------
              Net cash flows provided by operating activities                  8,446             3,311
                                                                       -------------    --------------

Cash flows from investing activities:
     Purchases of properties and equipment                                    (1,862)           (1,944)
     Proceeds from sale of assets                                                133                81
                                                                       -------------    --------------

               Net cash flows used in investing activities                    (1,729)           (1,863)
                                                                       -------------    --------------
Cash flows from financing activities:
     Net change in receivable/payable to Agway Inc.                           (7,022)           (1,184)
                                                                       -------------    --------------
                 Net cash flows used in financing activities                  (7,022)           (1,184)
                                                                       -------------    --------------

                        Net (decrease) increase in cash                         (305)              264
                        Cash, beginning of year                                4,180             3,166
                                                                       -------------    --------------
                   Cash, end of period                                 $       3,875    $        3,430
                                                                       =============    ==============






    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)
                         -------------------------------

1.   Description of the Business

     Organization and Basis of Combination

     Agway Energy Products, LLC ("AEP") is a Delaware limited liability company. Agway Energy Services, Inc. ("AES") and Agway Energy Services-PA, Inc. ("AES-PA") are incorporated in Delaware. All companies are wholly owned by Agway Inc. ("Agway"), and are collectively referred to as the Agway Energy Group (the "Group"). The Group operations constitute Agway's energy-related businesses and are operated under common management. AEP is a full-service energy solutions provider to residential, farm, and commercial customers principally in New York, Pennsylvania, New Jersey and Vermont. AEP is engaged in the sale and delivery of fuel oil, kerosene, propane, gasoline and diesel fuel and serves the majority of its customer base by providing home comfort, particularly in the area of heating, ventilation, and air conditioning (HVAC) equipment and fuels to power these systems. AEP installs and services all types of whole house warm and cool air systems (furnaces, boilers, air conditioners) air cleaners, humidifiers, de-humidifiers, hearth products, space heaters, room air conditioners and water systems. Services such as duct cleaning, air balancing, and energy audits are also offered. A product emphasis on oil and propane heating fuels creates seasonal increases in sales and working capital requirements in the fall and winter months. All products are purchased from numerous suppliers or through open market purchases. AES and AES-PA market natural gas and electricity to residential and commercial customers in New York and Pennsylvania where deregulation makes that possible. Weather and commodity prices impact the Group's sales, cost of sales and working capital requirements. The Group owned and operated, within its geographic territory, 138 facilities, including sales, distribution and service stations.

     The combined financial statements include the accounts of AEP, AES, and AES-PA. No significant intercompany transactions exist between entities. Unless otherwise noted, the amounts included herein refer to the Group. The accompanying condensed combined financial statements are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. They include all adjustments that management considers necessary for a fair statement of the results for the interim periods presented. Such adjustments consist only of normal recurring items, unless otherwise disclosed. Due to the seasonal nature of the business, the results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

     Bankruptcy of Agway, Inc.

     On October 1, 2002, Agway and certain of its subsidiaries (not including the Group) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the Chapter 11 proceedings, Agway announced on April 21, 2003 that it would immediately begin exploring the potential sales of each of its remaining businesses while exploring other strategic opportunities that could result in greater value for Agway Inc.'s creditors. On November 10, 2003, the Group entered into a Purchase and Sale Agreement to sell substantially all of its assets and certain liabilities to Suburban Propane, L.P. On December 23, 2003, following final approval in the U.S. Bankruptcy Court for the Northern District of New York in Utica, New York the Group closed on the sale under the Purchase and Sale Agreement.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)

2.   DIP Facility

     On October 22, 2002, the Bankruptcy Court granted Agway and certain subsidiaries, including the Group, final approval to enter into an 18-month term DIP Facility with its lenders to fund working capital requirements. Interest rates on the DIP Facility are determined, at the option of Agway, as either prime rate plus 2.5% or the LIBOR plus 4%. The amount available to Agway and certain of its subsidiaries, including the Group, under this DIP Facility is the lesser of the "collateral borrowing base," defined in the DIP Facility, as of June 30, 2003, or the $85,000 upper limit of the line of credit. The collateral borrowing base consists of certain of Agway's eligible (as defined in the DIP Facility) accounts receivable and inventory as well as the pledge of Agway's limited liability membership interest in Telmark, its wholly owned former leasing subsidiary, and cash collateral of $15,000 at June 30, 2003 and of $38,700, or 108% of the maximum amount available to be drawn on outstanding letters of credit, as a result of the fourth amendment of the DIP Facility effective October 16, 2003. As of September 30, 2003, Agway and subsidiaries had $63,500 available under the DIP Facility. There were no borrowings outstanding under the DIP Facility by the Group as of September 30, 2003 or June 30, 2003.

3.   Inventories

     Inventories consist of the following:

                                                 September 30,       June 30,
                                                     2003              2003
                                                  ----------        ----------
     Liquid products                              $    8,866        $    7,670
     Equipment, parts and accessories                  4,689             4,480
                                                  ----------        ----------
                                                  $   13,555        $   12,150
                                                  ==========        ==========

4.   Receivable from Agway Inc.

     The Group utilizes the bank accounts of Agway. Accordingly, the Group draws checks against Agway's accounts and also makes deposits to these accounts. The Group's net cash activity accumulates in the net intercompany account with Agway. Certain shared expenses incurred by Agway on behalf of the Group are charged to the Group through the net intercompany account for such things as information services, payroll, facilities, risk management and interest. The expenses are allocated to the Group and Agway's other business units based upon each business unit's usage, as determined by relevant metrics, which management believes to be a reasonable basis for such allocations. In addition, as discussed in Note 5, the Group pays Agway through the intercompany account to assume the Group's obligations to pay deductible amounts on insured claims against the Group. These obligations are fully collateralized by letters of credit and surety bonds.

     As discussed in Note 1, on October 1, 2002, Agway and certain subsidiaries (not including the Group) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. As of October 1, 2002, the Group had a pre-petition receivable from Agway of $102, excluding the receivable related to insured claims receivable from Agway. On October 1, 2002, the Bankruptcy Court approved a motion to allow Agway and the Group to continue its centralized cash management practices and to adjust in the ordinary course their intercompany accounts on a daily basis.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)

5.   Insured Claims Deductible Reserve

     Through its parent company, Agway, the Group participates in large deductible insurance programs for workers' compensation, general and auto liability. The insurance policies are purchased and administered by Agway. The Group's liabilities for these programs are actuarially calculated on a separate company basis based on claims filed and an estimate of claims incurred but not reported. Projection of losses concerning these liabilities is subject to a high degree of variability due to factors such as claim settlement patterns, litigation trends and legal interpretations. Insurance expenses included in the statements of operations are recognized at amounts sufficient to accrue the actuarially calculated insurance liabilities after giving consideration to claim payments made. Other costs such as insurance premiums and the costs of Agway's risk management department are allocated to the Group based upon the projection of the Group's historical claims to the total claims of Agway.

     The Group pays Agway through the intercompany account to assume the Group's obligations to pay deductible amounts on insured claims against the Group. In the event that Agway is unable to satisfy the Group's obligations, such claims could be asserted, directly or indirectly, against the Group. Consequently, the actuarial estimate of the insured claims is shown as a reserve on the Group's balance sheet and Agway's obligation to satisfy those obligations is included as a receivable in the intercompany receivable from Agway.


6.   Commitments and Contingencies

     Environmental

     The Group is subject to various laws and governmental regulations concerning environmental matters and expects that it will be required to expend funds to participate in the remediation of certain sites, including sites where it has been designated by the Environmental Protection Agency
     (EPA) as a potentially responsible party (PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and at sites with above and underground fuel storage tanks. The Group will incur other expenses associated with environmental compliance. The Group continually monitors its operations with respect to potential environmental issues, including changes in legal requirements and remediation technologies. In addition, during the first quarter of fiscal 2004 and in conjunction with the potential sale process, the Group performed an environmental review of all of its properties. The review consisted of performing Phase I Environmental Site Assessments (ESA's), and at certain sites, groundwater and/or soil samples were analyzed for contamination. The Group's recorded liability at September 30, 2003 reflects those specific issues uncovered as a result of this review where remediation activities are likely and where the Group can estimate the cost of remediation. The environmental reserves are recorded on an undiscounted basis. The Group expects to expend the accrued remediation costs over the next 5 years.

     Estimating the extent of the Group's responsibility of a particular site and the method and ultimate cost of remediation of that site require a number of assumptions. As a result, the ultimate outcome of remediation of that site may differ from current estimates. However, the Group believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Group does not anticipate that any such adjustment would be material to its financial statements, the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The Group currently cannot determine whether it will incur additional liabilities in the future or the extent or amount of such additional liabilities.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)
                        ------------------------------

6.   Commitments and Contingencies (continued)

     Other

     The Group is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Group. The Group has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided under the above stated policy will not have a material adverse effect on results of operations, financial position or liquidity of the Group.

     AEP, with Agway, has made financial cross-guarantees of a mortgage entered into by another Agway subsidiary, which generally obligates AEP in the event of default by the other subsidiary of Agway. The amount outstanding on the mortgage as of September 30, 2003 was approximately $1,500. As of June 30, 2003, the Agway subsidiary was in violation of the minimum earnings covenant of the mortgage loan agreement. On October 22, 2003, the mortgage lender waived this fiscal year end covenant violation.

     Indemnification

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," or FIN 45. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee.

     The following is a summary of our agreements that we have determined are within the scope of FIN 45: When we sell certain assets, we enter into agreements whereby we indemnify the buyers with respect to provisions of the agreement and representations made in the agreement. Depending upon the nature of the provision or the representations made, the term of the indemnification can be for a period of time fixed in the agreement, fixed by relevant statute of law, or may be for an indefinite term. The maximum potential amount of future payments differs by agreement and by provision or representation within the agreement and, in some cases, is not limited. In addition, the Group has residual value guarantees associated with certain of its operating leases, related primarily to transportation equipment, with remaining lease periods scheduled to expire periodically through 2009. Upon completion of the lease period, the Group guarantees that the fair value of the equipment will equal or exceed the guaranteed amount, or the Group will pay the lessor the difference. The maximum potential amount of aggregate future payments the Group could be required to make under these leasing arrangements, assuming the equipment is deemed worthless at the end of the lease term, is approximately $3,600. No new guarantees have been issued since December 31, 2002 that would warrant the recording of a liability under FIN 45.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)
                        -------------------------------

6.   Commitments and Contingencies (continued)

     Insurance Coverage

     Agway contracts with insurance companies for property and casualty coverage for itself and its divisions and subsidiaries, including the Group. The main casualty programs are workers' compensation, general liability and auto liability and an umbrella excess program that sits above the primary liability policies. The primary casualty programs are large deductible policies and losses incurred, within the deductible, are paid by Agway. A contingent liability exists for the Group to the extent that Agway is unable to satisfy the deductible for claims against the Group. As of September 30, 2003, the estimate of the deductible claim liability for insured claims for Agway and its subsidiaries, including claims of the Group, was approximately $34,300. As of November 11, 2003, payments of these liabilities are secured by letters of credit of $25,800, surety bonds of $23,900 and cash deposits of $1,100. Since October 16, 2003, Agway has had $53,500 in cash legally restricted to collateralize these letters of credit and surety bonds. As a result of this collateralization, management believes it is remote that Agway will not meet its obligation to the Group.

     In addition, in certain circumstances discussed below, the Group may have a contingent liability with respect to deductible claims against Agway and its consolidated subsidiaries. As discussed above, the $34,300 of consolidated claims liabilities are secured by letters of credit from the DIP Facility, of which the Group is a party, as well as by surety bonds and cash. As a direct borrower under the DIP Facility the Group is jointly and severally liable for the reimbursement of drawn letters of credit. Further, in a suit filed January 29, 2003, the surety issuer (the "Surety") alleges that Telmark and the Group are indemnitors of Agway's liability to the Surety for bonds drawn on by third parties and demands $3,176 for such amounts requested for draws as of that time. Agway currently disputes this indemnification claim. It is too early to determine the outcome of this dispute. However, in connection with the finalization of the sale by Agway of substantially all of the assets of Telmark, Telmark has transferred $25,700 to Agway under terms of an account control agreement legally restricting use of those funds pending resolution of the Surety claims against Telmark and the Group. Further, on November 4, 2003, the Group entered into an Agreement with Telmark and the Surety whereby the Surety agreed to the assignment by the Group of whatever liabilities the Group may have under this indemnity to Telmark.

7.   Commodity Instruments

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. Change in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair-value hedge transactions in which the Group is hedging changes in fair value of an asset, liability, or firm commitment, changes in the fair value of the derivative instrument will generally be offset in the statement of operations by changes in the hedged item's fair value. For cash-flow hedge transactions in which the Group is hedging the variability of cash flows related to a variable-priced asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on derivative instruments that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current period earnings.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)
                         -----------------------------

7.   Commodity Instruments (continued)

     The Group enters into a combination of exchange-traded futures and options contracts and, in certain circumstances, over-the-counter options (collectively "derivatives") to manage the price risk associated with future purchases of the commodities used in its operations, principally heating oil and propane. The Group has fair value hedges associated with its fixed price sales contracts and cash flow hedges for its variable priced purchase contracts. The derivatives are specifically matched in volume and maturity with the various purchase commitments of the business and generally expire within one year. Under SFAS No. 133, the value of option contracts that the Group enters into has two components of value: time value and intrinsic value. The intrinsic value is the value by which the option is in the money (i.e., the amount by which the value of the commodity exceeds the exercise or "strike" price of the option). The remaining amount of option value is attributable to time value. The Group does not include the time value of option contracts in its assessment of hedge effectiveness and therefore, records changes in the time value component of its options currently in earnings. At September 30, 2003, the Group had a derivative asset of $2,260 recorded in prepaid and other current assets. In addition, an after-tax total of $1,356 of net unrealized gains on derivative instruments was accumulated in other comprehensive income and is expected to be reclassified into earnings during the next 12 months. For the three months ended September 30, 2003 and 2002, losses of $1,229 and $2,207, respectively, are included in cost of products sold for the change in option time value not used in the assessment of hedge effectiveness.


8.   Related Party Transactions

     Cash Management

     The Group utilizes the bank accounts of its parent, Agway. Accordingly, the Group draws checks against Agway's accounts and also makes deposits to these accounts. The Group's net cash activity is included in the net intercompany receivable from Agway.

     Inter-Company Transactions

     Selected amounts related to transactions with Agway and subsidiaries are separately disclosed in the financial statements. Certain other transactions for the three months ended September 30, 2003 and 2002 with Agway and subsidiaries were:


                                                      2003         2002
                                                      ----         ----

     Operating expenses                             $ 2,040       $1,810
     Administrative and general expenses            $   562       $  487
     Interest expense                               $ 1,231       $  967

     The interest expense is charged to the Group based on its payable to Agway and equity balance, which is reduced by a portion of asset levels, and is at an internal borrowing rate which is set from time to time by Agway's treasurer and approximates Agway's external cost of borrowing funds. The interest rate charged was 9.0% for the three months ended September 30, 2003 and 2002. The administrative and general, and operating expenses include certain shared expenses incurred by Agway on behalf of the Group for services such as information services, payroll and facilities and risk management.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED
                             (Thousands of Dollars)
                        -------------------------------

8.   Related Party Transactions (continued)

     Employee Benefit Plans

     The Group's employees participate in Agway's employee benefit plans, which include a defined benefit retirement plan, a defined contribution 401(k) plan, a medical and dental benefit plan, a post-retirement medical plan, and a life and health insurance plan. Total benefit costs under these plans are allocated by Agway to the Group primarily based on payroll costs. Benefit costs for these plans included in operating expenses and in selling, general and administrative expense were $2,116 and $2,178 for the three months ended September 30, 2003 and 2002, respectively.

     Leases

     The Group leases vehicles and other equipment through a sublease from Agway, the lessee. Total rental expense incurred under these sublease agreements for the three months ended September 30, 2003 and 2002 amounted to $1,501 and $1,628, respectively.

9.   Combined Equity

     The changes in the statement of financial position captions "Retained earnings (AES and AES-PA)" and "Member's equity (AEP)" from June 30, 2003 to September 30, 2003 are the result of the net income or loss of the respective entities during the three months ended September 30, 2003. The change in accumulated other comprehensive income is a result of the other comprehensive income for the three months ended September 30, 2003 as shown on page 3.